Exhibit 99.1

QUADRANT 4 SOLUTIONS, INC.
(FORMERLY MGL SOLUTIONS, INC.)

TABLE OF CONTENTS

PAGE

Report of Independent Registered Public Accounting Firm	1

Balance Sheet as of March 1, 2011	2

Statement of Operations for the years ended December 31, 2010 and 2009	3

Notes to Financial Statements	4-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
      Quadrant 4 Solutions, Inc.

We have audited the accompanying balance sheet of Quadrant 4 Solutions, Inc. (formerly MGL Solutions, Inc.) as of March 1, 2011.  We have also audited the statement of operations for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Quadrant 4 Solutions, Inc. (formerly MGL Solutions, Inc.) as of March 1, 2011 and the statement of operations for the years ended December 31, 2010 and 2009 referred to above presents fairly the results of its operations in conformity with accounting principles generally accepted in the United States of America.

Schulman Wolfson & Abruzzo, LLP

/s/ Schulman Wolfson & Abruzzo, LLP

New York, New York
October 12, 2011

QUADRANT 4 SOLUTIONS, INC.
(FORMERLY MGL SOLUTIONS, INC.)
BALANCE SHEET
MARCH 1, 2011

ASSETS

Accounts receivable	$3,172,206
Other Asset	1,000

Total current assets	3,173,206

Intangible Assets	5,000,000

TOTAL ASSETS	$8,173,206

LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable - factor	$3,172,206
Notes payable	2,500,000

Total current liabilities	5,672,206

Accounts payable	2,500,000

Total Liabilities	8,172,206

Common stock - $1.00 par value; authorized: 1,000 shares; issued and outstanding: 1,000 shares	1,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,173,206

See Notes to Financial Statements

QUADRANT 4 SOLUTIONS, INC.
(FORMERLY MGL SOLUTIONS, INC.)
Statement of Operations

	Years Ended December 31,
	2010	2009

Revenue	$23,904,482	$25,625,744

Cost of revenue	12,210,369	13,317,188

Gross margin	11,694,113	12,308,556

Selling, general & administrative expenses	(1,086,581)	(1,291,140)

Net income	$10,607,532	$11,017,416

See notes to the  financial statements

QUADRANT 4 SOLUTIONS, INC.
(FORMERLY MGL SOLUTIONS, INC.)

Notes to Financial Statements

NOTE 1.  ORGANIZATION AND OPERATIONS

Quadrant 4 Solutions, Inc. (formerly MGL Solutions, Inc.) (Company) was incorporated in Delaware on March 8, 2011 and is an international provider of application development, enterprise applications, business intelligence, testing, consulting and vendor management services. The Company delivers information technology solutions to Fortune 500 clients on a turnkey basis in the healthcare, financial services, telecommunications, retail and manufacturing industries. Some of these projects include implementation and/or upgrade of Oracle and SAP packages, custom development of enterprise applications in Microsoft and Java environments, maintenance and enhancement of applications.

Prior to March 1, 2011, MGL Americas, Inc. (Seller) contributed certain of its assets and liabilities into the Company in exchange for 1000 shares of common stock and then sold all of the outstanding shares of the Company to Quadrant 4 Systems Corporation (formerly Zolon Corporation) (Buyer).

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet has been prepared under accounting principles generally accepted in the United States and the statement of operations for years ended December 31, 2010 and 2009 has been presented on a “carve-out basis”, as if the assets and liabilities acquired were a separate entity. To the extent that a revenue or expense is identifiable and directly related to the Company, it has been reflected in the accompanying statement of operations.

Carve-Out Financial Statements

The Seller was in the IT consulting and software business and did not maintain separate books and records for its consulting and software business sold nor did it allocate corporate overhead, general and administrative expenses, prepare any financial statements, report separately nor audit the business sold. Instead, it only accounted for revenues and costs of revenues.

As the Company acquired less than substantially all of an entity, the Company requested relief from the requirements under Regulation S-X for complete and comprehensive financial statement presentation upon the reporting of an acquisition of a discrete activity in compliance with SAB Topic 1B.1 and Section 2065, Acquisition of Selected Parts of an Entity May Result in Less than Full Financial Statements, of the Division of Corporate Finance’s Financial Reporting Manual.

The Company has provided “carve-out basis” statement of operations, since it was impracticable to provide complete financial statements.

The Company has provided an audited balance sheet as of March 1, 2011, the date of acquisition and an audited statement of operations for the years ended December 31, 2010 and 2009.

The statement of operations includes all the identifiable revenues, costs of revenues and selling, general and administrative expenses relating to the assets and liabilities acquired. The carve-out basis statement of operations may not necessarily reflect the results of operations of the Company, if it had been a separate, stand-alone entity during the periods presented.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company considers the carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued expenses and notes payable to approximate their fair values because of their relatively short maturities.

Accounts Receivable

Accounts receivable consisted of amounts due from customers. The Company records a provision for doubtful receivables, if necessary, to allow for any amounts which may be unrecoverable, which is based upon an analysis of the Company’s prior collection experience, customer creditworthiness and current economic trends.

Intangible Assets

Intangible assets are recorded at fair value and amortized on the straight-line method over the estimated useful lives of the related assets.

The carrying value of intangible assets are reviewed for impairment by management at least annually or upon the occurrence of an event which may indicate that the carrying amount may be greater than its fair value.  If impaired, the Company will write-down such impairment. In addition, the useful life of the intangible assets will be evaluated by management at least annually or upon the occurrence of an event which may indicate that the useful life may have changed.

Customer lists were valued based on management’s forecast of expected future net cash flows, with revenues based on projected revenues from customers acquired and are being amortized over five years.

Revenue Recognition

Revenue is recognized when it has persuasive evidence of an arrangement, the fee is fixed and determinable, performance of service has occurred and collection is reasonably assured. Revenue is recognized in the period the services are provided.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-08: “Intangibles--Goodwill and Other (Topic 350) Testing Goodwill for Impairment”. The amendments in this update are intended to reduce complexity and costs by allowing the reporting entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The update includes examples of events and circumstances that an entity should consider in evaluating whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted for annual and interim goodwill impairment tests performed as of a date prior to September 15, 2011 if the entity's financial statements for the most recent annual or interim period have not yet been issued.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”.  The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards. While many of the amendments to U.S. GAAP are not expected to have a significant effect on practice, the new guidance changes some fair value measurement principles and disclosure requirements.  Adoption of ASU 2011-04 is effective for annual periods beginning after December 15, 2011 and is not expected to have a significant impact on the Company's consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE  3.  INTANGIBLE ASSETS

As of March 1, 2011, intangible assets consisted of customer lists.

NOTE 4.  NOTE PAYABLE - FACTOR

The Company has an agreement with a financing company providing factor-financing (factor).  Under the agreement, the Company assigned the acquired accounts receivable to the factor in return for a line of credit.  The amount of the secured factor-financing as of March 1, 2011 is $3,172,206.  The interest rate on this line of credit is 12%, per annum. All borrowings are collateralized by the accounts receivable and substantially all other assets.

NOTE 5.  NOTES PAYABLE – OTHER

As of March 1, 2011, the Company had a note payable due on May 30, 2011, plus interest at 12% per annum, for $2,500,000. The due date on the note payable was extended to September 30, 2011.

NOTE 6.  SUBSEQUENT EVENT

Litigation

On August 1, 2011, the Company learned that it was named in litigation seeking payment of an “exclusivity fee” arising from the engagement of a financing source as alleged in the complaint.  The Company believes that this particular claim is without merit and intends to vigorously defend this action.  The Company has also filed a counterclaim relating to the improper nature of the litigation.

Promissory Note

On October 3, 2011, in connection with the sale of all of the outstanding common stock of the Company (Note 1), effective March 1, 2011, the Seller and Buyer entered into an agreement to substitute a promissory note payable of $2,500,000 in exchange for accounts payable of $2,500,000. The promissory note payable is due October 1, 2013 with accrued interest of 10%, per annum.

The Company has reclassified the accounts payable to noncurrent.